SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)    April 11, 1997
                                                    ------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



       1-8483                                         95-3825062
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(Commission File Number)                  (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California           90245
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(Address of Principal Executive Offices)                         (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)




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ITEM 5.           OTHER EVENTS.

On April 11, 1997 the following news release was issued:


            UNOCAL, PDVSA ANNOUNCE DEFINITIVE AGREEMENTS FOR UNO-VEN
              RESTRUCTURING, SALE OF UNOCAL PETROCHEMICAL BUSINESS
            --------------------------------------------------------


         EL SEGUNDO, Calif., April 11, 1997 -- Unocal Corporation and PDV America, Inc., a unit of Petroleos de Venezuela, S.A. (PDVSA), announced today the signing of a definitive agreement for the restructuring of The UNO-VEN Company, a Midwest refining and marketing partnership held 50-50 by affiliates of Unocal and PDV America.

         The agreement provides that an affiliate of PDV America will receive substantially all of the refining and marketing assets of UNO-VEN and will assume certain liabilities associated with those assets. Unocal affiliates will own 100 percent of the partnership, which will continue to hold and operate petroleum coke businesses that are not part of the transaction. The partnership will retain $250 million.

         In a separate transaction, the affiliate of PDV America will also acquire the petrochemical business that is currently conducted by Unocal Hydrocarbon Sales. Terms of the sale of Unocal's petrochemical unit were not disclosed.

         Unocal and PDV America expect to close both transactions by May 1, 1997, subject to clearance by regulatory agencies and the satisfaction of certain other conditions.




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





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






                                     UNOCAL CORPORATION
                                       (Registrant)




Date:  April 14, 1997                By  /s/ CHARLES S. MCDOWELL
---------------------                ---------------------------
                                             Charles S. McDowell
                                             Vice President and Comptroller



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